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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 8, 1999 included in FieldWorks, Incorporated's Annual Report on Form 10-K for the year ended January 3, 1999 and to all references to our Firm included in this registration statement.


                                                     /s/  Arthur Andersen LLP

Minneapolis, Minnesota
October 14, 1999